SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 3, 2008

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(207) 774-3244

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d) Effective March 3, 2008, the Registrant’s Board of Directors has elected James H. Dennedy as a new director, after expanding the size of the Board of Directors from six to seven members. Upon his election, Mr. Dennedy received an automatic award of a stock option to purchase 62,500 shares of the Registrant’s common stock, for an exercise price of $2.72 per share, under the Registrant’s 2000 Non-Employee Director Stock Option Plan; these option shares will vest in three equal portions on the first, second and third anniversaries of grant.

Mr. Dennedy does not have, and has not had since the Registrant’s last fiscal year, a relationship with the Registrant that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01(d)	EXHIBIT

99.1	Press release of I-many, Inc. dated March 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

	By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President, General Counsel and Secretary

Dated: March 6, 2008